UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2019

Zumiez Inc.

(Exact name of registrant as specified in its charter)

Washington	000-51300	91-1040022
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 204th Street SW, Lynnwood, WA 98036

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (425) 551-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ZUMZ	Nasdaq Global Select

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Director

On July 24, 2019, Zumiez Inc. (the “Company”) appointed Liliana Gil Valletta to the Company’s Board of Directors. Ms. Gil Valletta will serve as an independent Class III director, for a term expiring at the Company’s 2020 annual meeting of shareholders. Ms. Gil Valletta will serve on the Company’s Audit Committee.

Liliana Gil Valletta, 42, is the co-founder and CEO of Cien+ (since 2010) and Culturintel (since 2018), both of which are based in New York City and have offices throughout the U.S. and Colombia. Cien+ and Culturintel, collectively provide business consulting, big-data analytics, and marketing solutions for companies to help successfully turn cultural trends into opportunities for business success. Previously, Ms. Gil Valletta held a variety of marketing and supply chain roles at Johnson & Johnson, including serving as Global Marketing Services Director overseeing global strategy and agency contracting for the U.S. and EMEA regions. Ms. Gil Valletta also presently serves as an Operating Executive Board Member of AUA Private Equity Partners, a private equity firm that focuses on family-owned businesses benefiting from the growth of the U.S. Hispanic population. She also serves on the board of the YMCA of the USA. Ms. Gil Valletta earned a M.B.A. from the University of Colorado at Colorado Springs, an executive degree in Global Leadership and Public Policy from The Harvard Kennedy School at Harvard University and a B.A. in Business Administration from Southwestern Adventist University.

Ms. Gil Valletta will receive the same compensation as other non-employee Company directors as described in the Company’s 2019 Proxy Statement under the heading “Director Compensation.”

There are no arrangements or understandings between Ms. Gil Valletta and any other persons pursuant to which Ms. Gil Valletta was selected as a director. There are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transactions, with the Company to which Ms. Gil Valletta was or is to be a party, in which Ms. Gil Valletta, or any member of her immediate family, has a direct or indirect material interest. Ms. Gil Valletta has entered into the standard Company’ director indemnification agreement, whereby the Company agrees to indemnify, defend and hold its directors harmless from and against losses and expenses incurred as a result of their board service, subject to the terms and conditions provided in the agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZUMIEZ INC.

Dated: July 26, 2019	By:	/s/ Chris Visser
Chris K. Visser
Chief Legal Officer & Secretary